Exhibit 99.2

AMERON INTERNATIONAL CORPORATION CORPORATE GOVERNANCE GUIDELINES

Introductory Statement

The Board of Directors provides direction for the management of the business and affairs of the Company.  Among other things, the Board performs the following specific functions:

• Selects, evaluates and determines the compensation of the Chief Executive Officer

• Reviews and approves the Company's strategic plans and the annual operating plans, and budgets

• Oversees succession planning for the Chief Executive Officer position

• Advises management on significant issues facing the Company

• Reviews and approves significant corporate actions

• Oversees the financial reporting process, communications with stockholders, and the Company's legal and regulatory compliance program

• Nominates directors and establishes procedures for effective corporate governance

It is the responsibility of management, in the exercise of their fiduciary duties to the Company and its stockholders, to directly manage the Company's business and affairs in an effective and ethical manner.  The Chief Executive Officer is the leader of management and vested with the authority to make final decisions on behalf of management.

The Board has adopted these Corporate Governance Guidelines as a framework within which the Board and senior management address their respective responsibilities.

Board Composition & Qualifications

Number, Election and Term of Directors

The number of directors comprising the Board is determined from time to time in accordance with the Company's bylaws.  The Certificate of Incorporation provides that the Board is divided into three classes and that directors serve for three-year terms, with the term of one class expiring at each annual meeting of stockholders.

The Board has a policy establishing the mandatory retirement date of each member of the Board as of the date of the annual meeting of stockholders next following the director’s 74th birthday.

The Nominating & Corporate Governance Committee reviews the size and composition of the Board as part of the annual Board evaluation process and makes recommendations to the Board as appropriate.

Independence

A majority of the directors comprising the Board shall be independent directors.  An "independent" director is a director who meets the New York Stock Exchange ("NYSE") definition of independence, as determined by the Board.  The Board has adopted the standards set forth on Attachment A to these Guidelines to assist it in making determinations of a director's independence.

Board Membership Criteria

The Board is responsible for selecting nominees for election to the Board by the stockholders.  Based upon its periodic evaluation of the Board's performance and composition, the Nominating & Corporate Governance Committee determines the need and criteria for new directors.  In general, the Company seeks as directors individuals with substantial management experience who possess the highest personal values, judgment and integrity, an understanding of the environment in which the Company does business, and diverse experience in the key business, financial and other challenges that face a substantial American corporation.  Stockholders may submit written recommendations for nominees directly to the Chairman of the Nominating & Corporate Governance Committee in care of the Secretary of the Company, and the Nominating & Corporate Governance Committee will evaluate such candidates using the same criteria as it applies to sitting directors.

In considering the renomination of existing directors, the Nominating & Corporate Governance Committee shall take into consideration:  (i) each director's contribution to the Board; (ii) any material change in the director's employment or responsibilities with any other organization; (iii) the director's ability to attend meetings and fully participate in the activities of the Board; (iv) whether the director has developed any relationships with the Company or another organization, or other circumstances have arisen, that might make it inappropriate for the director to continue serving on the Board; and (v) the director's age and length of service on the Board. In considering these criteria in the context of the perceived needs of the Board as a whole, the Nominating & Corporate Governance Committee will seek to achieve among directors diversity of race, gender, national origin and other personal characteristics as well as age, education, experience, skills and other qualifications.

Directors are required to inform the Nominating & Corporate Governance Committee of any material changes in employment or responsibilities with any other organization.

Management directors must obtain approval from the Nominating & Corporate Governance Committee before becoming a director of another for-profit organization.  Non-management directors must notify the Nominating & Corporate Governance Committee before becoming a director of another for-profit organization.

Board Committees

Number, Structure and Independence of Committees

The Board has four standing committees:  Audit, Compensation, Nominating & Corporate Governance and Executive.  All members of the Audit, Compensation, and Nominating & Corporate Governance committees shall be directors who are independent, as determined by the Board.

Each standing committee is governed by its own charter, which is approved by the committee as well as by the Board.  The charters set forth the purposes, duties and responsibilities of each committee, and its membership requirements.  The standing committee charters are posted on the Company's website at www.ameron.com.  Annually, each of the Audit, Compensation and Nominating & Corporate Governance committees evaluates its performance and the adequacy of its charter.

The Board may from time to time establish and dissolve other committees having such purposes, duties, responsibilities and membership as the Board deems necessary or appropriate.  These committees may operate with or without a charter.

Assignment of Committee Members and Chairs

Committee membership and committee chairmanships are determined by the Board, taking into account the recommendations of the Chairman & CEO and the Nominating & Corporate Governance Committee.

Meeting Responsibilities

Attendance at and Participation in Board and Committee Meetings

Board and committee meetings are generally held on a pre-determined schedule, with additional meetings scheduled as needed.  The Chairman & CEO presides at Board meetings, except for executive sessions of non-management directors, at which the Chairman of the Nominating & Corporate Governance Committee presides.  Board members are expected to prepare for, attend and participate in all Board and applicable committee meetings, unless prevented from doing so by unavoidable conflicts, emergency, illness or other extraordinary circumstances.

Board Meeting Agendas

The Chairman & CEO, the Chairman of the Nominating & Corporate Governance Committee and the corporate secretary prepare an agenda for each Board meeting.  Each Board member is encouraged to suggest the inclusion of items on the agenda.

Distribution and Review of Board Materials

Directors should review and devote appropriate time to studying Board and committee materials.  Information and materials for Board consideration, including the agenda, are generally distributed to directors at least four days in advance of a Board meeting, with additional time provided when the complexity of an issue demands.  In some cases, due to the sensitive nature of an issue or if an issue arises without sufficient time to complete distribution of materials within this time frame, the materials are presented only at the Board meeting.

Executive Sessions of Non-Management Directors

The Board convenes executive sessions of non-management directors without Company management on a regular basis, not less frequently than four times per year.  The Chairman of the Nominating & Corporate Governance Committee may call executive sessions of the Board at any time.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct & Ethics for directors, officers and employees to foster a common set of fundamental values and operating principles.  The Board oversees procedures for administering and promoting compliance with the Code of Business Conduct & Ethics.  The Code of Business Conduct & Ethics is posted on the Company's website at www.ameron.com.

Board Access to Management and Outside Advisors

The Company's senior management team attends Board meetings on a regular basis, both to make special presentations and as a discussion resource, and senior management is available to provide information and participate in committee meetings.  Board members have access to all members of management following prior notice to the CEO, but are expected to use appropriate discretion in contacting such persons individually.

The Board and each Board committee (consistent with the provisions of its charter) has authority to engage and obtain advice and assistance from outside legal, financial and other advisors as deemed necessary for the discharge of its responsibilities.

Director Compensation

Director compensation is set by the Board, based upon the recommendation of the Compensation Committee.

Directors who are not officers or employees of the Company receive an annual retainer of $40,000, plus $2,000 for each Board meeting and each committee meeting attended.  Chairs of the Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee receive an additional annual retainer of $10,000, $9,000 and $12,000, respectively.   Each year on the first business day following the date of the Annual Meeting of Stockholders, non-employee directors are awarded restricted shares of the Company’s Common Stock with an annual vesting rate of 33 1/3%.

Director Orientation and Continuing Education

On or before his or her election to the Board, each new director participates in an orientation meeting with senior management and is provided a basic package of orientation materials.  In addition, directors are regularly provided information pertaining to relevant industry developments and issues.  Directors are encouraged to participate in continuing education programs to assist them in performing their Board responsibilities.

Stock Ownership Guidelines

In order to better align the interests of the CEO and Board members of the Company with the interests of the Company’s stockholders, the Board expects the Company’s CEO and all Board members to own a significant amount of common stock of the Company.

Stock Ownership Requirements for Chief Executive Officer

The CEO shall own and hold a minimum amount of common stock equal in value to a multiple of three times such Officer’s base salary.

This requirement must be satisfied within five (5) years of June 23, 2010.  A newly appointed CEO shall have five (5) years from the date on which he or she is named as CEO to acquire the requisite ownership level.

Stock Ownership Requirements for Board Members

Directors shall own and hold a minimum amount of common stock equal in value to three (3) times the base annual retainer payable to such director, not including supplemental committee retainers or fees.  Directors must satisfy this requirement within five years of June 23, 2010.  A newly appointed or elected director shall have five years from the date on which such individual becomes a director to acquire the requisite ownership level.  If the CEO is a director, only the CEO ownership requirement shall apply to the CEO.

Retention Ratios

Upon vesting of a restricted stock award, and after the payment of the taxes due as a result of vesting, each director and the CEO is required to hold seventy-five percent (75%) of the net shares until the applicable requirements are met.  Upon exercise of a stock option, each director and the CEO is required to hold fifty percent (50%) of the net shares until the applicable requirements are met.  The term “net shares” means the shares of common stock remaining after selling shares to fund the payment of transaction costs and applicable taxes owed as a result of vesting or exercise of the equity award (including income taxes), and, in the case of stock options, the exercise price of the option.

Compliance with Requirements

In determining the number of shares of common stock owned by the CEO or director, the following shall be included:

          • Shares of common stock purchased on the open market

          • Shares of common stock obtained through exercises of stock options

          • Shares of common stock owned jointly with or separately by spouse and/or children

          • Shares of common stock held in trust1

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[1]

Due to the complexities of trust accounts, requests to include shares of common stock held in trust must be submitted to the Nominating & Corporate Governance Committee, which will make the final decision as to whether to include those shares.

          • Shares of common stock awarded under the CEO’s employment agreement, if any

          • Shares of restricted common stock

          • Performance Stock Units

          • Restricted Stock Units

Shares of common stock subject to unexercised options, whether vested or unvested, in-the-money or out-of-the-money, will not be counted in determining an individual’s holdings.  Compliance with these requirements will be evaluated annually by the Nominating & Corporate Governance Committee of the Board.

Failure to attain the level of ownership required by these requirements stock may result in a reduction in future long-term incentive grants and/or payment of future annual and/or long-term incentive payouts in the form of stock.  These requirements shall not be construed as a transfer restriction on any shares of common stock owned of record or beneficially.

Hardship Exceptions

There may be instances where compliance with these requirements would place a severe hardship on an individual.  It is expected that these instances will be rare; however, in such instances, the Nominating & Corporate Governance Committee will make a final decision as to whether these requirements will be applied, or modified as to any individual on account of hardship.

Administration, Amendments and Modifications

These requirements shall be administered by the Nominating &Corporate Governance Committee.  The Nominating & Corporate Governance Committee shall periodically assess these requirements and make recommendations as appropriate.  The Nominating & Corporate Governance Committee shall also have the discretion to submit for approval by the Board any amendments or modifications, in whole or in part, to these requirements.

CEO Evaluation and Succession Planning

The Compensation Committee conducts an annual review of the performance of the CEO.  The results are reported to the independent directors in an executive session for its discussion and consideration.

The Nominating & Corporate Governance Committee considers annually the Company's succession planning for the CEO position, including contingency plans in the event of an emergency with respect to the CEO position.

Assessing Board Performance

The Nominating & Corporate Governance Committee is responsible for conducting, and presenting to the Board an annual evaluation of the Board and its committees.

Periodic Review of Guidelines

Annually, the Nominating & Corporate Governance Committee reviews these Guidelines and the committee charters as a whole, and recommends changes to the Board as appropriate.  The current version of these Guidelines as approved and adopted by the Board is posted on the Company's website at www.ameron.com.

Attachment A

The Nominating & Corporate Governance Committee annually reviews the independence of all directors, and reports its findings to the Board.  Based upon the report and the directors' consideration, the Board determines which directors shall be deemed independent.

A director will be deemed independent if it is determined that he or she has no material relationship with the Company, either directly or through an organization that has a material relationship with the Company.  A relationship is "material" if, in the judgment of the Board, it might reasonably be considered to interfere with the exercise of independent judgment.  Ownership of stock of the Company is not, in itself, inconsistent with a finding of independence.  In addition, an Audit Committee member must also be independent within the meaning of the New York Stock Exchange's listing requirements for audit committees.  The following specific standards are utilized in determining whether a director shall be deemed independent:

>>	the director is not, or in the past five years has not been, an employee of Ameron International Corporation or any of its subsidiaries ("Ameron");

>>	an immediate family member of the director is not, and in the past five years has not been, employed as an executive officer of Ameron;

>>	neither the director nor a member of the director's immediate family is, or in the past three years has been, affiliated with or employed by Ameron's present or former (within three years) internal or external auditor;

>>	neither the director nor a member of the director's immediate family is, or in the past three years has been, employed as an executive officer of another company where any of Ameron's present executives serve on that company's compensation committee;

>>	neither the director nor a member of the director's immediate family, receives or has received more than $100,000 per year in direct compensation from Ameron in the past three years, other than director and committee fees and pensions or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service);

>>	the director is not, and during the past three years has not been, an executive officer or employee, and no member of the director's immediate family is or has been during the past three years an executive officer, of a company that makes payments to, or receives payments from, Ameron for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

For purposes of this Attachment A, an "immediate family member" means a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than an employee) who shares such person's home.